UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: February 9, 2012

(Date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35314	77-0466366
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. employer Identification Number)

1252 Borregas Avenue, Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 636-4500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangement of Certain Officers.

On February 9, 2012, the Compensation Committee of the Board of Directors of eGain Communications Corporation (the “Company”) approved salary increases for certain of its executive officers in accordance with the Company’s executive compensation strategy.

The Board approved a base salary increase for Eric Smit, the Company’s Chief Financial Officer, from $180,000 to $220,000. Mr. Smit’s target variable annual compensation was decreased from $50,000 to $30,000.

The Board approved a base salary increase for Promod Narang, the Company’s Senior Vice President of Products, from $180,000 to $200,000. Mr. Narang’s target variable annual compensation remained $50,000.

The Board approved a base salary increase for Tom Hresko, the Company’s Vice President of North America Sales, from $150,000 to $165,000. Mr. Hresko’s target variable annual compensation was increased from $100,000 to $110,000.

Each of the salary increases were made effective as of January 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 13, 2012		eGAIN COMMUNICATIONS CORPORATION

	By:	/s/ Eric N. Smit
Eric N. Smit Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)